UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: May 4, 2017

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4902 Eisenhower Boulevard, Suite 125 Tampa, FL	33634
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

(a) The 2017 annual meeting of shareholders of Oragenics, Inc. was held on May 4, 2017.

(b) At the 2017 annual meeting, the following proposals were voted on by our shareholders:

PROPOSAL I: Election of Directors.

Dr. Frederick Telling, Dr. Alan Joslyn, Mr. Robert Koski, Mr. Charles Pope, and Dr. Alan Dunton were each re-elected as Directors, to serve until our next annual meeting of shareholders or until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The votes were as follows:

	For	Withheld	Broker Non- Votes
Dr. Frederick Telling	36,941,052	593,941	6,852,905
Dr. Alan Joslyn	37,106,293	428,700	6,852,905
Robert Koski	37,105,973	429,020	6,852,905
Charles Pope	37,026,892	508,101	6,852,905
Dr. Alan Dunton	34,986,746	2,548,247	6,852,905

PROPOSAL II: To conduct a non-binding advisory vote on executive compensation. The votes were as follows:

FOR	37,143,404
AGAINST	345,510
ABSTAIN	46,079
BROKER NON-VOTES	6,852,905

PROPOSAL III: Ratification of the selection of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the year ending December 31, 2017.

FOR	44,276,851
AGAINST	47,882
ABSTAIN	63,165

PROPOSAL IV: Approval of an amendment to the Company’s 2012 Equity Incentive Plan.

FOR	37,122,615
AGAINST	365,088
ABSTAIN	47,290
BROKER NON-VOTES	6,852,905

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

4.1	2012 Equity Incentive Plan.*

4.2	First Amendment to 2012 Equity Incentive Plan.

*	Document has been previously filed with the Commission as Exhibit 4.1 to Form 8-K filed on October 25, 2012 and is incorporated by reference.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 5th day of May, 2017.

ORAGENICS, INC. (Registrant)

BY:	/s/ Michael Sullivan
Michael Sullivan Chief Financial Officer